UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(D) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported):  March 28, 2008

ACME PACKET, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33041	04-3526641
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

71 Third Avenue
Burlington, Massachusetts 01803

(Address of principal executive offices) (Zip Code)

(781) 328-4400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

                On March 28, 2008, the Compensation Committee of Acme Packet, Inc. (the “Company”) recommended, and the Company’s board of directors approved, the 2008 Executive Bonus Plan. The 2008 Executive Bonus Plan provides for the payment of an annual cash bonus based on an individual targeted bonus amount for each executive officer of the Company, including the Company’s named executive officers as defined by Item 402(c) of Regulation S-K, ranging from 22.5% to 60% of the executive officer’s base salary.

                In connection with the 2008 Executive Bonus Plan, financial targets were established in conjunction with the Company’s annual budget process.  There are three financial targets used as target metrics for payment under the 2008 Executive Bonus Plan: (1) full year bookings; (2) full year net revenues; and (3) full year non-GAAP operating earnings.  Any full year individual bonuses for the Company’s executive officers are calculated by taking the average of a) the net revenue goal bonus eligibility and b) the operating earnings goal bonus eligibility.  This average bonus eligibility is then multiplied by the c) bookings goal eligibility multiplier.  In order for any payments to be received, the Company is required to achieve a minimum 90% of its performance goals for each of the three financial targets.  If the 90% threshold is achieved in all three performance goals, then each of the Company’s executive officers would have earned 45% of their targeted bonus amount.

                Furthermore, each of the Company’s executive officers is eligible to earn additional bonus amounts for each incremental 1% of performance achieved in any of the three financial targets over 90% until 100% is achieved.  Accordingly, if the 95% threshold is achieved in all three performance goals, then each of the Company’s executive officers would have earned 85.5% of their targeted bonus amount.  Incremental performance need not be linear across each of the three financial measures for eligibility for additional bonus amounts beyond the 90% threshold.  If the 100% threshold is achieved in all three performance goals, then each of the Company’s executive officers would have earned 100% of their targeted bonus amount.  If the Company achieves at least 100% of its full year bookings goal then each of the Company’s executive officers may be eligible to earn additional bonus amounts beyond 100% of their individual targeted bonus amounts.  An additional 2% of the Company’s executive officers individual targeted bonus amounts can be earned for each 1% increase beyond the 100% performance target achieved by taking the average of the a) the net revenue goal bonus eligibility and b) the operating earnings goal bonus eligibility.  For example, if the Company achieves at least 100% of its full year bookings goal and if the 110% threshold is achieved in full year net revenues and the 110% threshold is achieved in the full year non-GAAP operating earnings, then each of the Company’s executive officers would have earned 120% of their targeted bonus amount.  The maximum bonus amount that each executive officer is eligible to earn is 150% of their targeted bonus amount.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 2, 2008

Acme Packet, Inc.

By:	/s/ Keith Seidman
Name: Keith Seidman
Title: Chief Financial Officer